UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 5, 2011

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, Stone Energy Corporation (the “Company”) issued a press release announcing that Mr. Robert S. Murley has accepted an appointment by the Board of Directors (the “Board”) of the Company as a director, effective as of December 5, 2011.

Mr. Murley, who is 61 years old, has been employed by Credit Suisse Securities LLC, a subsidiary of Credit Suisse Group AG, and its predecessors, since 1975. In 2005, he was appointed Chairman of Investment Banking in the Americas. Prior to that time, Mr. Murley was Head of the Global Industrial and Services Group and Head of the Chicago office. He was elected a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley has served as a director of Apollo Group, Inc., a leading provider of higher education programs for working adults, since July 2011 and is chair of the Finance Committee. Mr. Murley received his Bachelor of Arts degree cum laude from Princeton University in 1972, his Master of Business Administration degree from the UCLA Anderson School of Management in 1974, and his Master of Science degree from the London School of Economics and Political Science in 1975. Mr. Murley serves as a Trustee of Princeton University, Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago, a Trustee of the Museum of Science & Industry in Chicago, Illinois, and member of the Board of Overseers of the UCLA Anderson School of Management.

Mr. Murley has been appointed to the Audit Committee and the Compensation Committee. Mr. Murley is an independent director in accordance with the standards of the Securities and Exchange Commission and the New York Stock Exchange (the “NYSE”). There is no arrangement or understanding between Mr. Murley and any other persons pursuant to which he was selected as a director.

Mr. Murley was granted 2,089 restricted shares upon joining the Board, and he will participate in the cash, fees and equity compensation provided to and upon the same terms as the Company’s other nonemployee directors. The compensation programs provided to the Company’s nonemployee directors are more fully described under “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2011 pursuant to Section 14(a) of the Securities Exchange Act of 1934, which description is incorporated in this Item 5.02 by reference. In addition, on December 5, 2011, the Company entered into an indemnification agreement with Mr. Murley on substantially the same terms as for the Company’s nonemployee directors, which will obligate the Company to indemnify him in his capacity as a director.

The press release announcing that Mr. Murley has accepted an appointment by the Board as a director, effective as of December 5, 2011, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated December 6, 2011, “Stone Energy Corporation Announces the Appointment of a New Director.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 7, 2011	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 6, 2011, “Stone Energy Corporation Announces the Appointment of a New Director.”